Exhibit 99.2

Pulse Biosciences Announces Plans to Initiate a Rights Offering

HAYWARD, Calif. [Business Wire] – March 28, 2024. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary CellFX® Nanosecond Pulsed Field Ablation™ (nsPFA™) technology, today announced that its Board of Directors has unanimously approved plans to initiate a rights offering.

The rights offering of up to $60 million worth of units (“Units”) will be available to all holders of record of the Company’s common stock, par value $0.01 (the “Common Stock”) as of the close of the market on a record date in April to be announced as soon as practicable (the “Record Date”).  Each Unit will consist of one share of Common Stock and warrants to purchase a total of one share of Common Stock, with each warrant having different redemption provisions. The subscription price per Unit shall be equal to the lesser of (i) $10.00 per Unit (the “Initial Price”) or (ii) the volume weighted average price of the Company’s Common Stock over the 10 trading days prior to the expiration date of the offering. The subscription price will determine the final number of Units issuable, and subsequently the pro rata number of Units to which stockholders can subscribe. Each warrant will have a per share exercise price equal to 110% of the subscription price for the Units. The Company intends to distribute to all holders of Common Stock as of the Record Date non-transferable subscription rights to purchase Units at the price provided above.

Assuming that the rights offering is fully subscribed at the Initial Price, the Company will receive gross proceeds of up to $60 million, less expenses related to the rights offering, and upon exercise of all of the warrants, would receive additional proceeds of up to $66 million.  The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional Units that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents.

Robert Duggan, the Company’s Executive Chairman and majority stockholder, has indicated his support for the rights offering and his intent to participate in the rights offering on the same terms as all other investors.

The Company intends to register the rights offering with the Securities and Exchange Commission (the “SEC”) by filing a prospectus on Form S-3. When available, a copy of the prospectus may be obtained at the website maintained by the SEC at www.sec.gov.  This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made pursuant to a registration statement on Form S-3 containing the detailed terms of the rights offering to be filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary CellFX® nsPFA™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The Company is actively pursuing the development of its CellFX nsPFA technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the effectiveness of the Company’s CellFX nsPFA technology and CellFX System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s future fundraising efforts and whether those efforts will allow the Company to continue current operations as planned, statements concerning market opportunities, customer adoption and future use of the CellFX System to address a range of conditions such as atrial fibrillation, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Investor Contacts:

Pulse Biosciences

Kevin Danahy, President and CEO

510.241.1077

IR@pulsebiosciences.com

Or

Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com